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                                                                     EXHIBIT 4.6


                          FORM OF REMARKETING AGREEMENT


         REMARKETING AGREEMENT, dated as of June [ ], 2002 (the "Remarketing Agreement") by and among Provident Financial Group, Inc., a company duly organized and existing under the laws of the State of Ohio (the "Company"), The Provident Bank, an Ohio state-chartered member bank of the Federal Reserve System (the "Bank"), PFGI Capital Corporation, a corporation organized under the laws of the State of Maryland (the "REIT"), J.P. Morgan Trust Company, National Association, a banking corporation organized and existing under the laws of the United States, not individually but solely as Forward Purchase Contract Agent and as attorney-in-fact of the Holders of Forward Purchase Contracts (each as defined in the Forward Purchase Contract Agreement (as defined herein)) and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent" or "Merrill Lynch").

                                   WITNESSETH:

         WHEREAS, the Company and the REIT are issuing concurrently with the execution of this Remarketing Agreement $150,000,000 (or up to $172,500,000 if the overallotment option is exercised in full) aggregate Stated Amount of PRIDES (the "PRIDES") under the Forward Purchase Contract Agreement, dated as of the date hereof, by and among the Forward Purchase Contract Agent, the Company and the REIT (the "Forward Purchase Contract Agreement"); and

         WHEREAS, the PRIDES consist of 6,000,000 (or 6,900,000 if the overallotment option is exercised in full) units referred to as "Income PRIDES"; and

         WHEREAS, the REIT is issuing concurrently in connection with the Income PRIDES 6,000,000 shares (or 6,900,000 if the overallotment option is exercised in full) of Series A Non-Cumulative Preferred Stock with a liquidation preference of $25 (the "REIT Preferred Stock") having an aggregate liquidation preference of $150,000,000 (or $172,500,000 if the overallotment option is exercised in full); and

         WHEREAS, in the event of an Automatic Exchange (as defined in the Forward Purchase Contract Agreement), each share of REIT Preferred Stock will be exchanged for one newly issued share of Series A preferred stock of the Bank (the "Bank Preferred Stock" and, together with the REIT Preferred Stock, the "PRIDES Preferred Stock") except under limited circumstances described in the Forward Purchase Contract Agreement; and

         WHEREAS, the PRIDES Preferred Stock forming a part of the Income PRIDES will be pledged pursuant to the Pledge Agreement (as amended or supplemented from time to time, the "Pledge Agreement"), dated as of the date hereof, by and among the Company, J.P. Morgan Trust Company, National Association, as collateral agent (the "Collateral Agent"), and the Forward Purchase Contract Agent, to secure an Income PRIDES holder's obligations under the related Forward Purchase Contract on the Forward Purchase Contract Settlement Date; and

         WHEREAS, the PRIDES Preferred Stock of the Income PRIDES holders who do not elect to settle their Forward Purchase Contracts in cash will be remarketed by the Remarketing





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Agent on the fifth Business Day immediately preceding August 17, 2005 (the
"Remarketing Date"); and

         WHEREAS, in the event of a Successful Remarketing (as defined in the Forward Purchase Contract Agreement), the applicable dividend rate on the shares of PRIDES Preferred Stock that have been remarketed will be reset on the Remarketing Date to the Reset Rate to be determined by the Reset Agent as the rate that such shares of PRIDES Preferred Stock should bear in order for such PRIDES Preferred Stock to have an approximate market value on the reset date of 100.5% of the liquidation preference of such shares of PRIDES Preferred Stock (which Reset Rate will become effective on the Forward Purchase Contract Settlement Date); provided that in the determination of such Reset Rate, the REIT or the Bank (as applicable) shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

         WHEREAS, the Bank and the REIT have requested Merrill Lynch to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

         WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Forward Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

         Section 2. Appointment and Obligations of Remarketing Agent.

         (a) The Bank and the REIT hereby appoint Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the REIT, or, in the event of an Automatic Exchange, the Bank (the REIT or the Bank, as the case may be, the "Issuer"), in the manner provided for herein and in the Amended and Restated Articles of Incorporation of the Issuer with respect to the PRIDES Preferred Stock, (1) the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the remarketed shares of PRIDES Preferred Stock, enable such PRIDES Preferred Stock to have an approximate market value on the Remarketing Date of 100.5% of the liquidation preference of such PRIDES Preferred Stock; provided, that the Issuer by notice to the Reset Agent prior to the Forward Purchase Contract Settlement Date, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law, and (ii) as the exclusive Remarketing Agent (subject to the right of Merrill Lynch to appoint additional remarketing agents hereunder as described below) to remarket the PRIDES Preferred Stock that is, at the Remarketing Date, part of an Income PRIDES if the holder thereof has failed to notify the Forward Purchase Contract Agent, on or prior to the seventh Business Day immediately preceding the Forward Purchase Contract Settlement Date, of its intention to settle the related Forward Purchase Contracts through Cash Settlement. In connection with the remarketing contemplated hereby, the Remarketing Agent will enter into a Remarketing Underwriting Agreement (the "Remarketing Underwriting Agreement") among the Issuer, the Company and the Forward Purchase Contract Agent, which


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shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Issuer and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Remarketing Underwriting Agreement due to changes in law or facts and circumstances or in the event that Merrill Lynch is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent may reasonably request, or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company and the Issuer (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, Merrill Lynch shall not be obligated to act as Remarketing Agent or Reset Agent hereunder unless the Remarketing Underwriting Agreement is in form and substance reasonably satisfactory to Merrill Lynch. The REIT and the Bank agree that Merrill Lynch shall have the right, on 15 Business Days notice to the Issuer to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Issuer. Upon any such appointment, the REIT or the Bank, as applicable, shall promptly notify the Collateral Agent and the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

         (b) Pursuant to the Remarketing Underwriting Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the fifth Business Day immediately preceding the Forward Purchase Contract Settlement Date (the "Remarketing"), the shares of PRIDES Preferred Stock that the Collateral Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Remarketing, at a price of approximately 100.5% of the liquidation preference of such PRIDES Preferred Stock. Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any PRIDES Preferred Stock for a price less than the aggregate liquidation preference of such PRIDES Preferred Stock (the "Minimum Remarketing Price"). After deducting the fee specified in Section 3 below, the proceeds of such Remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 of the Pledge Agreement and Section 5.2 of the Forward Purchase Contract Agreement (each of which Sections are incorporated herein by reference). The right of each holder of Income PRIDES to have PRIDES Preferred Stock included in such Income PRIDES tendered for the Remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of this Agreement, (ii) PRIDES Preferred Stock tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered PRIDES Preferred Stock at a price of not less than the Minimum Remarketing Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (c) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any PRIDES Preferred Stock in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of PRIDES Preferred Stock for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Remarketing Underwriting Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed PRIDES Preferred Stock. Neither the Company, the REIT nor the Bank shall be obligated in any


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case to provide funds to make payment upon tender of shares of PRIDES Preferred
Stock for remarketing.

         Section 3. Fees. In the event of a Successful Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the aggregate liquidation preference of the remarketed shares of PRIDES Preferred Stock from any amount received in connection with such Remarketing in excess of the liquidation preference of the PRIDES Preferred Stock. In addition, the Reset Agent shall receive from the Issuer a reasonable and customary fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Issuer on the Remarketing Date, in the case of a Successful Remarketing, in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

         Section 4. Replacement and Resignation of Remarketing Agent.

         (a) The Issuer may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and as the Reset Agent hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Forward Purchase Contract Settlement Date); provided, that the Issuer must replace Merrill Lynch both as Remarketing Agent and as Reset Agent unless Merrill Lynch shall otherwise agree. Any such replacement shall become effective upon the appointment of a successor by the Issuer to perform the services that would otherwise be performed hereunder by the Remarketing Agent and the Reset Agent. Upon providing such notice, the Issuer shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

         (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time on the eleventh Business Day immediately prior to the Forward Purchase Contract Settlement Date. Any such resignation shall become effective upon the appointment of a successor by the Issuer to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Issuer shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

         Section 5. Dealing in the Securities. Each of the Remarketing Agent and the Reset Agent, when acting hereunder or, in the case of the Remarketing Agent, under the Remarketing Underwriting Agreement, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the PRIDES Preferred Stock, Growth PRIDES, Income PRIDES or any other securities of the Company, the REIT and the Bank. With respect to any PRIDES Preferred Stock, Growth PRIDES, Income PRIDES or any other securities of the Company, the REIT and the Bank owned by it, each of the Remarketing Agent and the Reset Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agent and the Reset Agent, in its


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individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company, the REIT and the Bank as freely as if it did not act in any capacity hereunder.

         Section 6. Registration Statement and Prospectus.

         (a) In connection with the Remarketing, if and to the extent required in the view of counsel (which need not be an opinion but shall be expressed in writing) for the Remarketing Agent and the Issuer by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Issuer (i) shall use reasonable efforts to have a registration statement relating to the PRIDES Preferred Stock effective under the Securities Act of 1933, as amended (the "1933 Act") prior to the fifth Business Day immediately preceding the closing date with respect to the remarketing (the "Remarketing Closing Date"),
(ii) if requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Remarketing not later than ten Business Days prior to the Remarketing Closing Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Remarketing not later than the third Business Day immediately preceding the Remarketing Closing Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

         (b) If, in connection with the Remarketing, it shall not be possible, in the view of counsel (which need not be an opinion but shall be expressed in writing) for the Remarketing Agent and the Issuer under applicable law, regulations or interpretations in effect at the time of such Remarketing to register the offer and sale of the shares of PRIDES Preferred Stock under the 1933 Act as otherwise contemplated by this Section 6, the Issuer (i) shall use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the PRIDES Preferred Stock in connection with the Remarketing without registration under the 1933 Act pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A under the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission, (ii) if requested by the Remarketing Agent shall furnish a current preliminary remarketing memorandum to be used by the Remarketing Agent in the Remarketing not later than ten Business Days prior to the Remarketing Closing Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final remarketing memorandum to be used by the Remarketing Agent in the Remarketing not later than the third Business Day immediately preceding the Remarketing Closing Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

         (c) The Issuer shall also take all such actions as may (upon advice of counsel to the Issuer) be necessary or desirable under applicable federal and state banking regulations and state securities or blue sky laws in connection with the Remarketing.


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         Section 7. Conditions to the Remarketing Agent's Obligations.

         The obligations of the Remarketing Agent and the Reset Agent under this Agreement and, in the case of the Remarketing Agent, the Remarketing Underwriting Agreement, shall be subject to the terms and conditions of this Agreement and the Remarketing Underwriting Agreement, including, without limitation, the following conditions: (i) the PRIDES Preferred Stock tendered for or otherwise to be included in the Remarketing have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for tendered shares of PRIDES Preferred Stock at a price not less than 100% of the liquidation preference thereof, (iii) the Forward Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Issuer shall have performed their respective obligations in connection with the Remarketing pursuant to the Forward Purchase Contract Agreement, the Pledge Agreement, this Agreement and the Remarketing Underwriting Agreement (including, without limitation, giving the Remarketing Agent notice of the aggregate liquidation preference of the PRIDES Preferred Stock to be remarketed, no later than 10:00 a.m., New York City time, on the sixth Business Day prior to the Forward Purchase Contract Settlement Date, (iv) the accuracy of the representations and warranties of the Company, the REIT and the Bank included and incorporated by reference in this Agreement and the Remarketing Underwriting Agreement or in certificates of any officer of the Company, the REIT or the Bank or any of their respective subsidiaries delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Remarketing Underwriting Agreement, (v) the performance by the Company, the REIT and the Bank of their covenants and other obligations included and incorporated by reference in this Agreement and the Remarketing Underwriting Agreement, and (vi) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Remarketing Underwriting Agreement.

         Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to the Remarketing Agent and/or the Reset Agent on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in
Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full; provided, however, that if any Reset Agent resigns prior to a successful remarketing, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Reset Agent in such capacity. In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Section 10 of this Agreement, notwithstanding the replacement or resignation of such Remarketing Agent or Reset Agent.

         Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent and the Reset Agent shall be determined solely by the express provisions of this Agreement and in the case of the Remarketing Agent, the Remarketing Underwriting Agreement and Section 5.2(e) of the Forward Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent or the Reset Agent shall be read into this Agreement or, in the case of the Remarketing Agent, the Remarketing Underwriting Agreement or and Section 5.2(e) of the Forward Purchase Contract Agreement. In the absence of bad faith on the part of the Remarketing Agent or the Reset Agent, as the case may be, the Remarketing Agent and the Reset Agent each may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Agreement as to


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the truth of the statements expressed herein. Each of the Remarketing Agent and the Reset Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. Neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the remarketed shares of PRIDES Preferred Stock or, if there is any such limitation, the maximum permissible Reset Rate on the remarketed shares of PRIDES Preferred Stock, and they shall rely solely upon written notice from the Issuer which the Issuer agrees to provide, if necessary, prior to the tenth Business Day before the Forward Purchase Contract Settlement Date) as to whether there is any such limitation and, if so, the maximum permissible Reset Rate. Neither the Remarketing Agent nor the Reset Agent shall incur any liability under this Agreement to any beneficial owner or holder of PRIDES Preferred Stock, or other securities, either in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement, except to the extent that it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such liability has resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent or by their failure to fulfill in any material respect their express obligations hereunder. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

         Section 10. Indemnification and Contribution.

         (a) The Company and the Issuer agree, jointly and severally to indemnify and hold harmless the Remarketing Agent, the Reset Agent and their respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent or the Reset Agent within the meaning of either Section 15 of the 1933 Act, as amended (the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (the Remarketing Agent, the Reset Agent and each such person or entity being an "Agent Indemnified Party"), as follows:

                  (i) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Agent Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) the failure to have an effective Registration Statement under the 1933 Act relating to the PRIDES Preferred Stock, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company and the Issuer failed to provide the Remarketing Agent with a Prospectus (as defined in the Remarketing Underwriting Agreement) for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Remarketing Underwriting Agreement) or any amendment thereto (including any information deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the 1933 Act, if applicable), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or


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         the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) any untrue statement or alleged untrue statement of a material fact contained in any preliminary remarketing memorandum or any final remarketing memorandum, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light or the circumstances under which they were made, not misleading, or (E) any untrue statement or alleged untrue statement of a material fact contained in any other documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such information or documents) provided by the Company and the Issuer for use in connection with the remarketing of PRIDES Preferred Stock or any of the transactions related thereto, or (F) any breach by the Company, the REIT or the Bank of any of the representations, warranties or agreements included or incorporated by reference in this Agreement, or (G) any failure by the Company, Issuer to make or consummate the remarketing of PRIDES Preferred Stock (including, without limitation, any Failed Remarketing) or the withdrawal, rescission, termination, amendment or extension of the terms of such remarketing, or (H) any failure on the part of the Company, the REIT or the Bank to comply, or any breach by the Company, the REIT or the Bank of, any of the provisions included or incorporated by reference in this Agreement, the Forward Purchase Contract Agreement, the Income PRIDES or the Pledge Agreement (collectively, the "Operative Documents") or (I) the remarketing of the shares of PRIDES Preferred Stock or any other transaction contemplated by any of the Operative Documents, or the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of the respective services contemplated by, this Agreement, whether or not the Remarketing or the reset of the dividend rate on the remarketed shares of PRIDES Preferred Stock as contemplated herein actually occur;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in (i) above; provided that any such settlement is effected with the written consent of the Company and the Issuer; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Remarketing Agent or the Reset Agent, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out or based on any matter described in (i) above, whether or not such Agent Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company, the REIT or the Bank to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that none of the Company, the REIT or the Bank shall be liable under clause (i) (B), (i) (C), (i) (D) or (i) (E) to the extent any such loss, claim, damage, liability


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         or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company, the REIT or the Bank by the Remarketing Agent or the Reset Agent expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any preliminary or final remarketing memorandum (or any amendment or supplement thereto) or any other documents used in connection with remarketing of the shares of PRIDES Preferred Stock, as the case may be; provided, further, that with respect to any untrue statement or omission of a material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of any Agent Indemnified Party to the extent that any such loss, claim, damage or liability of any Agent Indemnified Party occurs under the circumstance where (w) the Company, the REIT or the Bank had previously furnished copies of the Prospectus to the Remarketing Agent, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus, and (z) there was not sent or given to such person by or on behalf of the Remarketing Agent or the Reset Agent, as applicable, at or prior to the written confirmation of the sale of PRIDES Preferred Stock to such person, a copy of the Prospectus and the delivery thereof would have constituted a complete defense to such person's claim in respect of such untrue statement of alleged untrue statement or omission; provided, further, that none of the Company, the REIT or the Bank shall be liable under clause (i)(F), (i)(I) or
         (i)(I) to the extent that such loss, claim, damage or liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent.

         Other than as set forth in Section 10(b) below, the Company, the REIT and the Bank agree that no Agent Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, the REIT or the Bank or its respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of their respective services contemplated by, this Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent or the Reset Agent, as the case may be.

         The Company, the REIT and the Bank agree that, without the Remarketing Agent's prior written consent, they will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(a) (whether or not the Remarketing Agent or any other Agent Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Agent Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Agent Indemnified Party.


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         (b) The Remarketing Agent and the Reset Agent, severally and not jointly, if such parties are not affiliates, and jointly and severally if such parties are affiliates at the time of the Remarketing, agree to indemnify and hold harmless the Company, Issuer, their respective directors and officers who sign the Registration Statement, and each person, if any, who controls the Company, the Issuer within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act (the "Company Indemnified Parties") to the same extent as the foregoing indemnity from the Company and the Issuer to the Agent Indemnified Parties, but only with reference to information relating to such Remarketing Agent and Reset Agent furnished to the Company or the Issuer in writing by such Remarketing Agent or Reset Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto or any other documents used in connection with the Remarketing of PRIDES Preferred Stock, as the case may be.

         Each of the Remarketing Agent and the Reset Agent agrees that, without the prior written consent the Company and the Issuer, it will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(b) (whether or not the Company, the REIT or the Bank or any other Company Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Company Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and
(ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of a Company Indemnified Party.

         (c) If the indemnification provided for in Section 10(a) or 10(b) hereof is for any reason unavailable to or insufficient to hold harmless any party seeking indemnification thereunder (an "Indemnified Party") in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company and the Issuer on the one hand, and the Remarketing Agent and the Reset Agent on the other hand, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer on the one hand and the Remarketing Agent and the Reset Agent on the other hand from the remarketing of PRIDES Preferred Stock contemplated hereby or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer on the one hand and of the Remarketing Agent and the Reset Agent on the other hand in connection with the statements, omissions or other matters which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand and the Remarketing Agent and the Reset Agent on the other hand in connection with the remarketing of PRIDES Preferred Stock contemplated hereby shall be deemed to be in the same respective proportions as the aggregate liquidation preference of the shares of PRIDES Preferred Stock which are or are to be remarketed bears to the aggregate fees actually received by the Remarketing Agent and the Reset Agent under Section 3 hereof. The relative fault of the Company and the Issuer on the one hand and the Remarketing Agent and the Reset Agent on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer on the one hand or by the Remarketing Agent or the Reset Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company and the Issuer on the one hand, or by the Remarketing Agent or the Reset Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to prevent or correct such action or omission. The Company, the REIT, the Bank, the Remarketing Agent and the Reset Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or any such omission or alleged omission or any other such action or omission; provided, however, that, to the extent permitted by applicable law, in no event shall the Remarketing Agent or the Reset Agent be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by them under Section 3 of this Agreement. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) Promptly after receipt by any Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such party will notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such party seeking indemnification under this indemnification and contribution agreement to the extent it is not materially prejudiced as a result thereof, and in any event will not relieve the Indemnifying Party from any other liability that it may have to such party. The Indemnified Party (or the Remarketing Agent in the case of any Agent Indemnified Party) shall have the right to select counsel in connection with any transaction for which any Indemnified Party may be entitled to indemnification or contribution hereunder, provided that in no event shall the Indemnifying Parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel, for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (e) Anything herein to the contrary notwithstanding, the provisions of this Section 10, and the rights of the Company, the REIT, the Bank, the Remarketing Agent, the Reset Agent and the other Indemnified Parties hereunder, shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which the Company, the REIT, the Bank, the Remarketing Agent, the Reset Agent or any other Indemnified Party may have under any other instrument or agreement.

         Section 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 12. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no PRIDES are outstanding, or, if earlier, the Business Day immediately following the Forward Purchase Contract Settlement Date.

         Section 13. Successors and Assigns. The rights and obligations of the Company, the REIT and the Bank hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch as the Remarketing Agent and/or as the Reset Agent. The rights and obligations of Merrill Lynch as the Remarketing Agent and/or as the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company and the Issuer. This Agreement shall inure to the benefit of and be binding upon the Company, the REIT and the Bank and Merrill Lynch as the Remarketing Agent and/or as the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

         Section 14. Headings. Section headings have been inserted in this Agreement and the Remarketing Underwriting Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement or the Remarketing Underwriting Agreement and will not be used in the interpretation of any provision of this Agreement or the Remarketing Underwriting Agreement.

         Section 15. Severability. If any provision of this Agreement or the Remarketing Underwriting Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement or the Remarketing Underwriting Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

         Section 16. Counterparts. This Agreement or the Remarketing Underwriting Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 17. Amendments. This Agreement and the Remarketing Underwriting Agreement may be amended by any instrument in writing signed by the parties hereto.

         Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, Provident Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, Attention: General Counsel, Telecopy:
513-579-2861; if to the REIT, PFGI Capital Corporation, One East Fourth Street, Cincinnati, Ohio 45202, Attention: General Counsel, Telecopy: 513-579-2861; if to the Bank, The Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202,
Attention: General Counsel, Telecopy: 513-579-2861; if to the Remarketing Agent or Reset Agent (if Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Remarketing Agent or the Reset Agent), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, New York, New York 10080,
Attention: Investment Banking, with a copy to Cleary, Gottlieb, Steen and Hamilton, 2000 Pennsylvania Avenue N.W., Washington, D.C. 20006, Attention:
Kenneth L. Bachman; and if to the Forward Purchase Contract Agent, to J.P. Morgan Trust Company, National Association, Chase Financial Tower, Suite 220, 250 West Huron Road, Cleveland, Ohio 44113, Attention: Institutional Trust Services, with a copy to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

         Section 19. Consent to Jurisdiction; Miscellaneous. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding.

         IN WITNESS WHEREOF, each of the Company, the REIT, the Bank, the Forward Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                         PROVIDENT FINANCIAL GROUP, INC.


                                         By:
                                            ---------------------------------
                                             Name:
                                             Title:


                                         THE PROVIDENT BANK


                                         By:
                                            ---------------------------------
                                             Name:
                                             Title:


                                         PFGI CAPITAL CORPORATION


                                         By:
                                            ---------------------------------
                                             Name:
                                             Title:



CONFIRMED AND ACCEPTED:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED


By:
   --------------------------------
    Name:
    Title:


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, not individually but solely as Forward Purchase Contract
Agent and as attorney-in-fact for the Holders of Forward Purchase Contracts


By:
   --------------------------------
    Name:
    Title:

                                                                    Exhibit A to
                                                           Remarketing Agreement


                   FORM OF REMARKETING UNDERWRITING AGREEMENT


         Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Underwriter") hereby agrees to purchase the shares of PRIDES Preferred Stock (the "PRIDES Preferred Stock"), that have been tendered by the
holders of the Income PRIDES for sale on [        ], 2005.

         1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the [remarketing agreement (the "Remarketing Agreement" and, if not defined therein, the] forward purchase contract agreement (the "Forward Purchase Contract Agreement"), the pledge agreement (the "Pledge Agreement"), the underwriting agreement (the "Underwriting Agreement"), each as identified in Schedule I hereto.

         [2. Registration Statement and Prospectus. As required (in the view of counsel (which need not be an opinion but shall be expressed in writing) to the Remarketing Underwriter, the Company and the Issuer) by applicable law, the Company or the Issuer, or the Issuer has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3
(No.     ), including a prospectus, relating to the PRIDES Preferred Stock. Such registration statement, as amended to the date of this Agreement, including the information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act, is hereinafter referred to as the "Registration Statement," the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supplemented to the date of this Agreement to relate to the PRIDES Preferred Stock and to the remarketing of the PRIDES Preferred Stock, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference).]

         3. Provisions Incorporated by Reference (a) Subject to Section 3(b), the provisions of the Underwriting Agreement (other than Sections 2, 3, 5(h) and
(i), 6, 7, 9 and 10 thereof) shall be incorporated (as applicable) into this Agreement and made applicable to the obligations of the Remarketing Underwriter, except as explicitly amended hereby [(with such changes as the REIT, the Bank, the Forward Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions hereof due to changes in law or facts and circumstances and other changes, including changes relating to the offer and sale of the PRIDES Preferred Stock in connection with the Remarketing without registration under the 1933 Act)].

         (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Underwriter; (ii) all references therein to the "PRIDES Preferred Stock" which are the subject thereof shall be deemed to refer to the PRIDES

Preferred Stock as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in
Schedule I hereto (the "Remarketing Closing Date"); (iv) all references therein to the "Registration Statement" and the "Prospectus" shall be deemed to refer to the Registration Statement and the Final Prospectus, respectively, as defined herein; (v) all references to "this Agreement", "hereof", and "herein" shall refer to this Remarketing Underwriting Agreement; and (vi) all references to the "date hereof" shall refer to the date of this Remarketing Underwriting Agreement.

         4. Purchase and Sale; Remarketing Underwriting Fee. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate liquidation preference of PRIDES Preferred Stock set forth in
Schedule I hereto at a purchase price not less than 100% of the aggregate liquidation preference of the PRIDES Preferred Stock. In connection therewith, the registered holder or holders thereof agree, in the manner specified in
Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 25 basis points (0.25%) of such aggregate liquidation preference, payable by deduction from any amount received in connection from such Remarketing in excess of the aggregate liquidation preference of the PRIDES Preferred Stock. The right of each holder of PRIDES Preferred Stock to have PRIDES Preferred Stock tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any PRIDES Preferred Stock in the remarketing or otherwise, and none of the Company, the REIT, the Bank, or the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of PRIDES Preferred Stock for remarketing.

         5. Delivery and Payment. Delivery of payment for the remarketed PRIDES Preferred Stock and payment of the Remarketing Underwriting Fee shall be made on the Remarketing Closing Date (which shall be the Forward Purchase Contract Settlement Date) at the location and time specified in Schedule I hereto, which date and time may be postponed by agreement between the Remarketing Underwriter, the Company, the Issuer and the registered holder or holders thereof. Delivery of payment for the remarketed PRIDES Preferred Stock shall be in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent and the registered holder or holders of the remarketed securities, if applicable, or, if the remarketed PRIDES Preferred Stock are represented by a Global Security, by any method of transfer agreed upon by the Remarketing Underwriter and the depositary for the PRIDES Preferred Stock.

         It is understood that any registered holder or, if the PRIDES Preferred Stock are represented by a Global Security, any beneficial owner, that has an account at the Remarketing Underwriter and tenders its PRIDES Preferred Stock through such account will not be required to pay any fee or commission to the Remarketing Underwriter.

         If the PRIDES Preferred Stock are not represented by a Global Security, certificates for the PRIDES Preferred Stock shall be registered in such names and denominations as the Remarketing Underwriter may request not less than three full business days in advance of the Remarketing Closing Date, and the Company and the Issuer agree to have such certificates available for inspection, packaging and checking by the Remarketing Underwriter in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

         6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, Provident Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, Attention: General Counsel, Telecopy: 513-579-2861; if to the REIT, PFGI Capital Corporation, One East Fourth Street, Cincinnati, Ohio 45202,
Attention: General Counsel, Telecopy: 513-579-2861; if to the Bank, The Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202, Attention:
General Counsel, Telecopy: 513-579-2861; if to the Remarketing Agent or Reset Agent (if Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Remarketing Agent or the Reset Agent), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, New York, New York 10080,
Attention: Investment Banking, with a copy to Cleary, Gottlieb, Steen and Hamilton, 2000 Pennsylvania Avenue N.W., Washington, D.C. 20006, Attention:
Kenneth L. Bachman; and if to the Forward Purchase Contract Agent, to J.P. Morgan Trust Company, National Association, Chase Financial Tower, Suite 220, 250 West Huron Road, Cleveland, Ohio 44113, Attention: Institutional Trust Services, with a copy to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

         7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of PRIDES Preferred Stock will be deemed to agree) that the obligations of the Remarketing Agent under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 5 (other than clauses (h) and (i) thereof) of the Underwriting Agreement as modified by Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters in form and substance satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company included and incorporated by reference herein and the performance by the Company of its obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein or in the Remarketing Agreement to the contrary notwithstanding, the Remarketing

Agreement and this Agreement may be terminated by the Remarketing Agent, by notice to the Company at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in
Section 9(a) of the Underwriting Agreement, as modified by Section 3(b) hereof, shall have occurred or shall exist.

         8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

         9. ERISA. Each holder of Income PRIDES which has tendered PRIDES Preferred Stock for the Remarketing hereby represents that either (i) it is not a Plan and is not tendering any PRIDES Preferred Stock on behalf of any Plan, or
(ii) (x) its participation in the Remarketing (including all transactions related thereto) will not result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws and (y) the Remarketing Agent is not acting as a fiduciary (within the meaning of Section 3(21) of ERISA) on behalf of such holder in connection with the Remarketing (including all transactions related thereto). For purposes hereof:

"Code" means the Internal Revenue Code of 1986, as amended.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Plan" means (i) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) any plan described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities or otherwise and (iv) and employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) which are not subject to the restrictions or requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

"Similar Laws" means any federal, state, local, non-US or other laws or regulations that are substantially similar to the provisions of ERISA or Section 4975 of the Code.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the REIT, the Bank, the Forward Purchase Contract Agent and the Remarketing Underwriter.


                                     Very truly yours,


                                     PROVIDENT FINANCIAL GROUP, INC.


                                     By:
                                        -------------------------------------
                                         Name:
                                         Title:


                                     THE PROVIDENT BANK


                                     By:
                                        -------------------------------------
                                         Name:
                                         Title:


                                     PFGI CAPITAL CORPORATION

                                     By:
                                        -------------------------------------
                                         Name:
                                         Title:


CONFIRMED AND ACCEPTED:


MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED


By:
    -----------------------------
     Name:
     Title:


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, not individually but solely as Forward Purchase Contract
Agent and as attorney-in-fact for the Holders of Forward Purchase Contracts

By:
    -----------------------------
     Name:
     Title:

                                                                      SCHEDULE I


Remarketing Agreement, dated as of June [ ], 2002, by and among Provident Financial Group, Inc., The Provident Bank, PFGI Capital Corporation, J.P. Morgan Trust Company, National Association and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Forward Purchase Contract Agreement, dated as of June [ ], 2002, by and among Provident Financial Group, Inc., The Provident Bank, the PFGI Capital Corporation, and J.P. Morgan Trust Company, National Association, as forward purchase contract agent (the "Forward Purchase Contract Agent").

Pledge Agreement, dated as of June [ ], 2002, by and among the Provident Financial Group, Inc., J.P. Morgan Trust Company, National Association, as collateral agent (the "Collateral Agent"), and the Forward Purchase Contract Agent.

Registration Statement No. 333-88446.

Aggregate Liquidation Preference of REIT Preferred Shares: $[       ].

Underwriting Agreement, dated as of June [ ], 2002 among the Provident Financial Group, Inc., The Provident Bank, PFGI Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several underwriters named in Schedule B thereto.

Remarketing Underwriting Fee: 0.25% (25 basis points).

Remarketing Closing Date, Time and Location: [Closing Date], [Time] and [Location].


                                    SCH-I-1